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[Loan No.  04-751-610092-9]

                                      PROMISSORY NOTE

$4,160,000 (U.S.)                            Seattle, Washington
                                                          October  30, 1996

     FOR VALUE RECEIVED, the undersigned (individually and collectively, "Borrower"), jointly and severally, promise to pay to the order of WASHINGTON MUTUAL BANK, a Washington corporation, at its office at 1201 Third Avenue, Seattle, Washington 98101, or at such other place as the holder of this Note (hereinafter, "holder") may from time to time designate in writing, the sum of FOUR MILLION
ONE HUNDRED SIXTY THOUSAND DOLLARS ($4,160, 000) in lawful money of the United States, with interest thereon from the date of this Note until paid at the rates set forth below, computed on monthly balances. Interest for each full calendar month during the term of this Note shall be calculated on the basis of a 360-day year and twelve 30-day months. Interest for any partial calendar month at the beginning or end of the term of this Note shall be calculated on the basis of a 365 or 366-day year and the actual number of days in that month.

    SECTION 1. INITIAL INTEREST RATE.

    The per annum interest rate hereunder (the "Note Rate") shall initially be eight and three-eighths percent (8. 375%) (the "Initial Rate"). The Note Rate is subject to adjustment as provided below.

     SECTION 2. INTEREST RATE ADJUSTMENTS.

     Beginning on May 1, 1997 (the "Initial Interest Adjustment Date") the Note Rate shall be adjusted every six (6) months to a rate that is three percent (3.00%) per annum above the then-applicable "Adjustable Index Rate" (as hereinafter defined) rounded upward to the nearest one-eighth of one percent (.125%). Any date on which the Note Rate is to be adjusted as provided in this Note is referred to herein as the "Interest Adjustment Date".

      For purposes of this Note, the "Adjustable Index Rate" shall be based on the weekly average constant maturity yields reported in Federal Reserve Statistical Release H.15 (519), Selected Interest Rates ("Publication H.15"). The figures in the most recent edition of Publication H.15 available as of the Interest Adjustment Date that appear in the column for the week ending immediately preceding the date of such edition shall be used for purposes of the Adjustable Index Rate calculation. The Adjustable Index Rate shall be the yield adjusted to constant maturities stated in Publication
H.15 for six (6) month United States government securities.

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     Holder may, in its reasonable discretion, select an
alternative source of the Adjustable Index Rate if Publication H.15 ceases to be available, or if the method of calculating treasury constant maturity yield figures set forth therein changes so as to substantially impact the calculation of the Adjustable Index Rate.

     SECTION 3. MONTHLY PAYMENTS.

     Beginning on December l, 1996 and on the same day of each and every calendar month thereafter throughout the term of this Note (the "Monthly Payment Dates"), Borrower shall make monthly payments to holder (the "Monthly Payment Amounts") of accrued interest only.

    SECTION 4. MATURITY.

    Unless sooner repaid by Borrower, the entire unpaid principal balance of this Note, plus all accrued but unpaid interest, and all other amounts owing hereunder or under the Security Documents (as defined in Section 8) shall be due and payable in full on November 1, 1999 (the "Maturity Date").

     SECTION 5. APPLICATION OF PAYMENTS.

     Payments shall be applied: (i) first, to the payment of accrued interest; (ii) second, at the option of holder, to the payment of any other amounts owing under this Note or secured by the Security Documents, other than accrued interest and principal, including, but not limited to advances holder may have made for attorneys' fees or for taxes, assessments, insurance premiums or other charges on any property given as security for this Note and late charges due hereunder; and (iii) third, to the reduction of principal of this Note.

    SECTION 6. PREPAYMENT.

    Borrower may, upon thirty (30) days, prior written notice to holder, prepay its obligation under this Note in full or in part on any Monthly Payment Date without premium or penalty.

     SECTION 7. LATE CHARGE.

     If any amount payable hereunder is paid more than ten (10) days after the due date thereof, Borrower promises to pay a late charge of five percent (5%) of the delinquent amount as liquidated damages for the extra expense in handling past due payments.





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     SECTION 8. SECURITY.

     This Note is secured by a deed of trust, security agreement, assignment of leases and rents and fixture filing (the "Deed of Trust" ) of even date herewith and executed by Borrower, encumbering real property located in Grant County, Washington. The Deed of Trust and any and all other documents securing this Note are collectively referred to as the "Security Documents"; provided, however, that "Security Documents" specifically shall not mean and shall not include the certificate and indemnity agreement regarding hazardous substances being delivered concurrently herewith to holder by Borrower (the "Indemnity Agreement"). The real property and the other collateral provided for in the Security Documents are collectively referred to as the "Property".

      SECTION 9.  DEFAULT; REMEDIES.

      If default is made in the payment of any amount payable hereunder when due or in the keeping of any covenant of the Security Documents, then, at the option of holder, the entire indebtedness evidenced hereby shall become immediately due and payable. Upon default, and without notice or demand, all amounts owed under this Note, including all accrued but unpaid interest, shall thereafter bear interest at a variable rate, adjusted at the times at which the Note Rate would otherwise have been adjusted pursuant to Section 2, of five percent (5%) per annum above the Note Rate which would have been applicable from time to time had there been no default (the "Default Rate") until such default is cured. Failure to exercise any option granted to holder hereunder shall not waive the right to exercise the same in the event of any subsequent default. Interest at the Default Rate shall commence to accrue upon default under this Note, including the failure to pay this Note at maturity.

    SECTION 10. ATTORNEYS' FEES.

    In the event of any default under this Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Note, holder shall be entitled to collect from Borrower on demand all reasonable fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, environmental inspectors, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, Borrower shall pay all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals;
(b) bankruptcy or other insolvency proceedings of Borrower, any


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guarantor or other party liable for any of the obligations of this
Note or any party having any interest in any security for any of those obligations; (c) judicial or nonjudicial foreclosure on, or appointment of a receiver for, any property securing this Note;
(d) post-judgment collection proceedings; (e) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Note or any security for this Note; (f) all preparation for any of the foregoing; and (g) all settlement negotiations with respect to any of the foregoing.

     SECTION 11. MISCELLANEOUS.

     (a) Every person or entity at any time liable for the payment of the indebtedness evidenced hereby waives presentment for payment, demand and notice of nonpayment of this Note. Every such person or entity further hereby consents to any extension of the time of payment hereof or other modification of the terms of payment of this Note, the release of all or any part of the security herefor or the release of any party liable for the payment of the indebtedness evidenced hereby at any time and from time to time at the request of anyone now or hereafter liable therefor.
Any such extension or release may be made without notice to any of such persons or entities and without discharging their liability.

    (b) Each person or entity who signs this Note is jointly and severally liable for the full repayment of the entire indebtedness evidenced hereby and the full performance of each and every obligation contained in the Security Documents.

    (c) The headings to the various sections have been inserted for convenience of reference only and do not define, limit, modify, or expand the express provisions of this Note.

    (d) Time is of the essence under this Note and in the performance of every term, covenant and obligation contained herein.

    (e) This Note is made with reference to and is to be construed in accordance with the laws of the state of Washington.

    (f) Each married person who executes this Note as a Borrower agrees that recourse hereunder can be had to his or her separate property as well as the assets of his or her marital community.

   DATED as of the day and year first above written.




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ORAL AGREEMENTS OR ORAL COMMITMENTS TO LEND MONEY
EXTEND CREDIT OR TO FORBEAR FROM ENFORCING
REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER
WASHINGTON LAW.

                             EMERITUS CORPORATION, a Washington
                             corporation


                            By  /s/ Kelly J. Price
                                  --------------------
                             Its  Secretary






































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